KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Board of Directors Issues Open Letter to Stockholders Highlighting Strategic Progress and Focus on Value Creation

KINGSTON, N.Y.—December 22, 2022-- **Kingstone Companies, Inc. (Nasdaq:KINS)** (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today issued the following open letter to stockholders from the independent members of its Board of Directors regarding the actions taken and work underway to enhance value:

December 22, 2022

Dear Stockholders,

As 2022 comes to a close and Kingstone enters the new year ahead, we – the independent members of the Kingstone Board – want to update you on our progress in positioning the Company for the future and share more detail around our commitment to exploring all possible avenues to deliver enhanced value for our stockholders.

Over the past year, Kingstone's Board and management team have taken decisive actions to make our business more efficient, deliver more value to our policyholders and drive towards profitability:

- We completed our three-year Kingstone 2.0 plan to modernize our business;
- We began writing our new "Kingstone Select" product, which better matches rate to risk, in New York, Connecticut and New Jersey;
- We reduced expenses across the business through the retirement of legacy systems and other ongoing cost cutting initiatives; and
- We strengthened our balance sheet and reduced our debt by a third after completing the refinancing of our $30.0 million of outstanding 5.50% Senior Notes due on December 30, 2022.

We have been transparent about the opportunities and challenges we've faced this year, particularly as we navigate the macro-environment and shifting competitive insurance landscape. As a highly regulated company, we continue to feel the impact of inflation given that we cannot adjust our prices in real time like others outside of our industry can. Accordingly, we are working hard to keep pace, including by increasing the replacement cost assigned to the homes we insure as well as increasing the premiums that our customers pay to account for rising claims costs. And, in light of the "hard" catastrophe reinsurance market, we have planned for potential future pricing increases ahead of this year's renewal period to help us manage any further rise in costs.

Building on Kingstone 2.0

Returning Kingstone to profitability has been our primary objective driven by our Kingstone 2.0 transformation. Among the modernization initiatives we've focused on, we have implemented advanced rate segmentation with Kingstone Select, updated replacement costs to address inflation and executed several expense reduction initiatives including a planned reduction in agent commissions for 2023. We have also optimized our agent base, re-underwritten the portfolio and raised rates for all our products across the states in which we operate. These actions are already beginning to result in higher premiums, which will ultimately lead to wider margins, higher underwriting profits, and a decrease in frequency that will drive down loss

costs. Importantly, we are now focusing the Company's growth in New York, where we are earning a meaningful return, and reducing our legacy product footprint in Connecticut, Massachusetts, New Jersey and Rhode Island in the short-term. While we are still committed to these markets, we are actively reducing our exposures and costs until we see meaningful improvement in order for the Company to achieve profitability sooner than rate changes only would allow.

Successful Debt Refinancing in Highly Challenging Debt Market

Beyond operational progress, we successfully refinanced our $30.0 million of outstanding 5.50% Senior Notes due on December 30, 2022 (the "2022 Notes"). As previously announced, Kingstone issued to the exchanging noteholders new 12.0% Senior Notes due December 30, 2024 in the aggregate principal amount of $19.95 million, along with cash and warrants. We were pleased to have completed this exchange offer, particularly in the highly challenging debt market. This refinancing, which retired a third of our debt, strengthens our balance sheet and provides us with a bridge to the future, allowing the business improvements made through Kingstone 2.0 to take hold. In addition, it represents an important vote of confidence in Kingstone's strategic plan from the investment community.

Consistent Focus on Value Creation

As previously disclosed, the Kingstone Board of Directors and management team regularly review Kingstone's strategic, operational and financial priorities in the context of the macro- and company- specific operating environments with the objective of driving enhanced stockholder value. Consistent with this, following the Company's third quarter 2021 operational review, the Board of Directors engaged TigerRisk Capital Markets & Advisory ("TigerRisk") as its financial advisor to aid in the exploration of a range of alternatives that might enhance stockholder value, including a potential sale of the Company.

As part of this process, which began in January 2022, TigerRisk reached out to potential acquirers and Kingstone management met with multiple parties, including Griffin Highline Capital ("Griffin Highline"), an existing stockholder of the Company. In May, as part of this process, Griffin Highline submitted a preliminary non-binding indication of interest with regard to an acquisition of all of the outstanding equity of the Company. In consultation with our financial and legal advisors and following negotiation with Griffin Highline, we executed an exclusivity agreement to further pursue the proposal and participated in an extensive due diligence process.

In August, Griffin Highline submitted a final, non-binding indication of interest, subject to the successful refinancing of the Company's debt, and we agreed to extend the previously executed exclusivity agreement for a limited time period in order to consider the updated proposal. Negotiations with Griffin Highline continued; however, given that our debt refinancing was imperative to the future of the Company, and there was added complexity in concluding a debt refinancing at the same time that we were engaged in a potential sale process, we paused further discussions with Griffin Highline to focus our efforts on refinancing our debt. Griffin Highline subsequently submitted an updated term sheet for a potential strategic transaction, which was not an acquisition of all outstanding equity of Kingstone, but ultimately the Board determined that it was not in the best interest of our stockholders. As a result, we are not currently under exclusivity with or considering any proposals from Griffin Highline. We remain open to engagement on any transaction that will enhance stockholder value, and continue to work with TigerRisk in this regard.

The Kingstone Board is active and engaged, including with respect to this process, meeting over 20 times to evaluate all potential opportunities to drive enhanced value creation while simultaneously overseeing the execution of the Company's strategic plan. We remain committed to acting in the best interests of the Company and all stockholders as we move forward.

The Path Ahead

Today, as a result of our strategic investments and actions, Kingstone is better positioned to create sustainable, long-term value for you, our stockholders. We are optimistic that the changes we delivered with the completion of Kingstone 2.0, including our efforts to consolidate our footprint, will result in our return to profitability. However, we know our work is far from done.

2023 marks the beginning of the next chapter for Kingstone and we look forward to sharing more on our progress as we move forward. Thank you for your investment in Kingstone.

Sincerely,

Carla A. D'Andre, Timothy P. McFadden, Floyd R. Tupper and William L. Yankus

The Independent Members of the Kingstone Companies Board of Directors

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire, and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission under "Factors That May Affect Future Results and Financial Condition" and Part I, Item 2 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2022 to be filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following:

- As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.
- Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.
- We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.
- The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.
- Changing climate conditions may adversely affect our financial condition, profitability or cash flows.
- Because a significant portion of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.
- We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.
- Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.
- We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Arielle Rothstein / Kaitlin Kikalo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449